                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          DELPHI INFORMATION SYSTEMS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                                                 PRELIMINARY
                                                                 -----------



                                   [FIRM LOGO HERE]



                                 3501 ALGONQUIN ROAD
                           ROLLING MEADOWS, ILLINOIS  60008


                                   AUGUST 12, 1996




Dear Stockholder:

         Delphi's annual meeting of stockholders will be held at 9:00 a.m. local time on Wednesday, September 4, 1996, at Delphi's principal executive office located at 3501 Algonquin Road in Rolling Meadows, Illinois.

         The notice of meeting, proxy statement and proxy card are included with this letter. The formal business of the meeting is described in the attached notice of meeting. After completion of that business, there will be an update on developments in Delphi's products and markets.

         It is important that your shares are represented and voted at the annual meeting, regardless of the size of your holdings. Regardless of whether you plan to attend, please complete and return the enclosed proxy to ensure that your shares will be represented at the annual meeting. If you attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                        Sincerely,



                        M. Denis Connaghan
                        President and Chief Executive Officer

                                   [FIRM LOGO HERE]
                                 INFORMATION SYSTEMS

                                 3501 ALGONQUIN ROAD
                           ROLLING MEADOWS, ILLINOIS 60008

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  SEPTEMBER 4, 1996

         The annual meeting of stockholders of Delphi Information Systems, Inc., a Delaware corporation (the "Company"), will be held at the principal executive office of the Company, which is located at 3501 Algonquin Road in Rolling Meadows, Illinois, at 9:00 a.m. local time, on Wednesday, September 4, 1996, for the following purposes:

    (1)  To elect five directors of the Company for the ensuing year.

    (2) To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 75,000,000.

    (3)  To approve the adoption of the Company's 1996 Stock Incentive Plan.

    (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The close of business on August 9, 1996, has been fixed as the record date for determination of those stockholders entitled to vote at the meeting. Only holders of record of shares of the Company's Common Stock [AND SERIES D PREFERRED STOCK] on that date will be entitled to vote.

         A list of the stockholders entitled to vote at the meeting may be examined at the Company's principal executive office, located at 3501 Algonquin Road in Rolling Meadows, Illinois, during the ten-day period preceding the meeting.

         REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THE PROXY IS REVOCABLE AT ANY TIME. IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                                  By Order of the Board of Directors,


                                  James A. Harsch
                                  Secretary
August 12, 1996

                           DELPHI INFORMATION SYSTEMS, INC.

                                 3501 ALGONQUIN ROAD
                           ROLLING MEADOWS, ILLINOIS 60008

                            ______________________________

                                   PROXY STATEMENT
                            ______________________________


         This proxy statement and the enclosed proxy card are being mailed on or about August 12, 1996, to stockholders of Delphi Information Systems, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the annual meeting (the "Meeting") of stockholders to be held on September 4, 1996, and any adjournments thereof.

         The total cost of this solicitation will be borne by the Company. In addition to the mails, proxies may be solicited by officers and other employees of the Company, without extra remuneration, by personal interviews, telephone and telecopy. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of shares entitled to vote at the Meeting, and such parties will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith.

         If you execute and deliver a proxy pursuant to this proxy statement, you may revoke it at any time before it is exercised at the Meeting by filing with the Secretary of the Company an instrument revoking it or by delivering a duly executed proxy bearing a later date. In addition, if you are present at the Meeting, you may vote your shares in person. Proxies in the form enclosed, if duly signed and received in time for voting and not so revoked, will be voted at the Meeting in accordance with the directions specified therein. If no directions are specified, proxies will be voted in favor of each of the proposals and for the nominees for election as directors set forth herein and otherwise at the discretion of the proxyholders on all other matters that may properly come before the Meeting and any adjournment thereof.

         Arthur Andersen & Co., as independent public accountants, examined the financial statements of the Company for the year ending March 31, 1996. One or more members of that firm are expected to be present at the Meeting to respond to appropriate questions and to make a statement if they so desire.

                         OUTSTANDING SHARES AND VOTING RIGHTS

         At the close of business on August 9, 1996, the record date for the
Meeting, there were          shares of Common Stock [AND    SHARES OF SERIES D
PREFERRED STOCK] outstanding. Each share of Common Stock is entitled to one vote[, AND EACH SHARE OF SERIES D PREFERRED STOCK IS ENTITLED TO 226 VOTES
(
REPRESENTING A TOTAL OF 49,946 VOTES FOR THE SERIES D PREFERRED STOCK),] on all matters of business to come before the Meeting. There is no right to cumulative voting as to any matter, including the election of directors. Under Delaware law, abstentions are treated as present and entitled to vote and, therefore, have the effect of a vote against the matter. A broker nonvote on a matter is considered not entitled to vote on that matter and, therefore, is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

                        SECURITY OWNERSHIP OF MANAGEMENT AND
                              CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of July 15, 1996, the ownership of Common Stock [AND SERIES D PREFERRED STOCK] by each director of the Company, by each of the Named Officers (as defined below under "EXECUTIVE COMPENSATION"), by all current executive officers and directors of the Company as a group, and by all persons known to the Company to be beneficial owners of more than five percent of the Common Stock [OR THE SERIES D PREFERRED STOCK]. The Common Stock is the Company's only outstanding class of voting securities. The information set forth in the table as to directors and officers is based upon information provided to the Company by such persons in connection with the preparation of this proxy statement. Except where otherwise indicated, the mailing address of each of the stockholders named in the table is c/o Delphi Information Systems, Inc., 3501 Algonquin Road, Suite 500, Rolling Meadows, Illinois 60008.

                                          Common Stock       Series D Preferred
                                       --------------------------------------------
         Name and
       Position of                            Percent of                        Percent      Percent of
     Beneficial Owner         Ownership(1)      Class(2)        Ownership(1)    of Class     Total Vote(2)
     ----------------          ------------      ---------       -----------     --------     ------------
[Covington Associates (3)]                                       [221]            [100]

Coral Partners II, a limited     6,413,115          21.5
partnership (4)

Yuval Almog (5)                  6,443,115          21.6
Director

William R. Baumel                   --               --
Director

Larry G. Gerdes (6)                201,936            *
Director

Donald L. Lucas (7)                191,400            *
Director

M. Denis Connaghan                 170,000(8)         *
President and Chief
Executive Officer and
Director

Gustavus J. Esselen                 --               --
Former Executive Vice
President

John R. Sprieser                    --               --
Former Senior Vice
President, Chief Financial
 Officer and Secretary

All directors and executive      7,013,951          23.5
officers as a group (7
persons)


(1) Each holder has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(2) Percentages less than one percent are indicated by an asterisk.


[(3) The address of Covington Associates is 60 State Street, Boston, MA
     02109.]

(4) Includes 1,000,000 shares subject to warrants exercisable on July 15, 1996, and within 60 days thereafter. The address of Coral Partners II is 60 South Sixth Street, Suite 3510, Minneapolis, Minnesota 55402.

(5) Other than 30,000 shares subject to currently exercisable options held by Mr. Almog, all shares of Common Stock are held by Coral Partners II. Mr. Almog is the managing general partner of Coral Partners II. Mr. Almog disclaims beneficial ownership of the shares held by Coral Partners II.
    The address of Mr. Almog is 60 South Sixth Street, Suite 3510, Minneapolis, Minnesota 55402.

(6) Includes 34,998 shares subject to options, and 50,000 shares subject to warrants, exercisable on July 15, 1996, and within 60 days thereafter. The address of Mr. Gerdes is 3353 Peachtree Road, N.E., Suite 1030, Atlanta, GA 30326.

(7) The address of Mr. Lucas is 3000 Sand Hill Road, Building 3, Suite 210, Menlo Park, CA 94025. Mr. Lucas has decided not to stand for reelection as a director of the Company.

(8) Includes 150,000 shares subject to options exercisable on July 15, 1996, and within 60 days thereafter.

                                    PROPOSAL NO. 1
                               -- ELECTION OF DIRECTORS

         [FOUR] [FIVE] members of the Board of Directors are proposed to be elected at the Meeting to serve until the next annual meeting and until their successors have been elected and qualified. Proxies received will be voted for the election of the nominees named below as directors, unless authority to do so
is withheld.  Each of the nominees [, EXCEPT              ,] is currently a
director of the Company and has served continuously as such since the date indicated in his biography below. In the event that any nominee is unable or declines to serve as a director at the time of the Meeting (which is not anticipated), proxies will be voted for the election of such person or persons as may be designated by the present Board of Directors. Directors will be elected at the Meeting by a plurality of the votes cast at the Meeting by the holders of shares represented in person or by proxy.

         Set forth below is information as to each nominee for director, including age, as of July 15, 1996, principal occupation and employment during the past five years, directorships with other publicly-held companies, and period of service as a director of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES FOR DIRECTOR.

         YUVAL ALMOG, 46, was elected a director of the Company in September 1991 and was elected Chairman of the Board of Directors on November 30, 1993. Mr. Almog is President of Coral Group, Inc. and managing general partner of its venture capital partnerships. He joined the Coral Group in 1986 and became its managing partner in 1991. Mr. Almog is Chairman of the Board of Directors of Tricord Systems, Inc., Racotek, Inc. and Computer Aided Service, Inc. and is also a director of Advanced Telecommunication Services, Systems & Networks and Teltech Resource Network. Mr. Almog earned a bachelor of arts degree in mathematics and bachelor of science degree in compute sciences and economics from the University of Alabama and a master of science degree in management from the Massachusetts Institute of Technology.

         WILLIAM R. BAUMEL, 28, was appointed a director of the Company on July 15, 1996. Mr. Baumel is a venture capitalist with Coral Group, where he specializes in information services and technology investing. He joined Coral Group in 1996. From 1994 to 1996, Mr. Baumel held various positions with the Private Markets Group of Brinson Partners, Inc., an institutional money manager. His last position with Brinson Partners' Private Market Group was as portfolio manager. Mr. Baumel was in marketing with Proctor & Gamble, a consumer products company, during 1993, and from 1990 to 1992, he was a certified public accountant and consultant with Deloitte & Touche, an international accounting and consulting firm. Mr. Baumel earned a bachelor of science degree in accounting and economics from The Ohio State University, SUMMA CUM LAUDE, and an MBA from The University of Michigan, with HIGHEST DISTINCTION.

         M. DENIS CONNAGHAN, 46, joined the Company in July 1994 as Executive Vice President and Chief Operating Officer. Mr. Connaghan was elected a director and President of the Company in August 1994 and was elected Chief Executive Officer of the Company in November 1994. From February 1991 to June 1994, Mr. Connaghan was with IBAX Healthcare Systems, most recently as Vice President, Technology and Business Unit General Manager. IBAX was a joint venture between IBM and Baxter in the development and marketing of computerized solutions to health care providers.

         LARRY G. GERDES, 46, was elected a director of the Company in 1985. Mr. Gerdes has been Chief Executive Officer of Transcend Services, Inc., which provides consulting and management services to hospitals in the medical records area, since 1991. He is also a director of Transcend Services, Inc.


BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors has a standing Audit Committee that consists exclusively of nonemployee directors. The Audit Committee meets with the Company's independent auditors, reviews audit procedures, receives recommendations and reports from the auditors and reviews internal controls. The Audit Committee currently consists of Messrs. Gerdes (Chairman) and Lucas. The Audit Committee met one time during fiscal 1996.

         The Board of Directors has a standing Compensation Committee that consists exclusively of nonemployee directors. The Compensation Committee is responsible for reviewing and recommending to the full Board of Directors compensation of officers and directors and administration of the Company's various employee benefit plans. The Compensation Committee currently consists of Messrs. Almog (Chairman) and Gerdes. The Compensation Committee met two times during fiscal 1996.

         The Board of Directors does not have a nominating committee or a committee performing similar functions.

         The Board of Directors held six meetings during fiscal 1996.
No director attended fewer than 75 percent of the meetings of the Board of Directors and its committees on which he served.

COMPENSATION OF DIRECTORS

         Nonemployee directors participate in the Company's Nonqualified Stock Option Plan for Directors (the "Directors' Plan"), pursuant to which a nonqualified option to purchase 15,000 shares of Common Stock is granted to each director on the date he first becomes a nonemployee director and an additional option to purchase 5,000 shares is granted to him on the first business day of each year thereafter for so long as he continues to serve as a nonemployee director. Subject to approval by the stockholders of the adoption of the Company's 1996 Stock Incentive Plan (the "1996 Plan"), the Directors' Plan will be replaced by the 1996 Plan, pursuant to which nonemployee directors will be eligible to receive discretionary grants from time to time of options to purchase shares of Common Stock and other stock-based incentive-compensation awards described below under "APPROVAL OF ADOPTION OF 1996 STOCK INCENTIVE PLAN
- -- Description of 1996 Plan." the [THREE] [TWO] nominees for director, Messrs. Almog [,BAUMEL] and Gerdes, who hold options granted under the Directors' Plan have agreed to surrender those options if the 1996 Plan is approved by the stockholders. Nonemployee directors do not receive an annual retainer or any other fees for their service as directors.


                                EXECUTIVE COMPENSATION

         Set forth in the table below is information regarding the annual and long-term compensation for the fiscal years ended March 31, 1994, 1995 and 1996, for the President and Chief Executive Officer and two former executive officers who resigned during fiscal 1996 but earned more than $100,000 in salary and bonus compensation during fiscal 1996 (collectively, the "Named Officers").


                                              SUMMARY COMPENSATION TABLE
                                              --------------------------

                                                    Annual Compensation                      Long-Term
                                                   -------------------
                                                                                            Compensation
                                                                                            ------------

                                                                                               Stock
          Name and            Fiscal                                    Other Annual          Options             All Other
      Present Position        Year        Salary           Bonus        Compensation       (# of Shares)        Compensation
      ----------------         ----        ------           -----        ------------       -------------        ------------
M. Denis Connaghan,           1996       $200,818           $--              $--                 --               $88,375(2)
  President and CEO(1)        1995        141,104            --               --               300,000                --
                              1994           --              --               --                 --                   --

Gustavus J. Esselen,          1996        120,230            --               --                 --                   --
  Former Executive            1995        171,656            --               --                 --                   --
  Vice President(3)           1994        171,500         42,750              --                 --                   --

John R. Sprieser              1996        102,182
  Former Senior               1995         10,769            --               --               100,000                --
  Vice President,             1994           --              --               --                 --                   --
  Chief Financial
  Officer and Secretary(4)


- ----------------

    (1) Mr. Connaghan joined the Company effective July 13, 1994.

    (2) Represents reimbursement of relocation expenses.

    (3) Mr. Esselen left the employment of the Company effective October 27, 1995.

    (4) Mr. Sprieser joined the Company on a part-time basis effective January 27, 1995, and on a full-time basis effective July 28, 1995. Mr. Sprieser left the employment of the Company effective January 31, 1996.


OPTION GRANTS IN LAST FISCAL YEAR

         No stock options were granted to the Named Officers during the fiscal year ended March 31, 1996.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

         Set forth in the table below is information with respect to (i) the exercise by the Named Officers of options to purchase Common Stock during the fiscal year ended March 31, 1996, and (ii) the fiscal year-end value of unexercised options to purchase Common Stock that were held by the Named Officers at March 31, 1996.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                            FISCAL YEAR-END OPTION VALUES
                         ------------------------------


                                                                                Value of
                                                 Number of                     Unexercised
                                            Unexercised Options           In-the-Money Options
                                                 at FY-End                      at FY-End
                                       ------------------------------------------------------------

                Shares
               Acquired
                  On             Value
  Name          Exercise      Realized       Exercisable   Unexercisable   Exercisable   Unexercisable
- -------------------------------------------------------------------------------------------------------
M. Denis          --             --            75,000        225,000        $9,375          $28,125
Connaghan

Gustavus J.       --             --              --             --            --             --
Esselen

John R.          25,000         $5,475          --             --              --             --
Sprieser


EMPLOYMENT AGREEMENTS WITH NAMED OFFICERS

         Mr. Connaghan is employed pursuant to a letter agreement dated June
17, 1994, as amended by a letter agreement dated July 7, 1994, under which he is to receive an annual salary of not less than $200,000, with an annual bonus target equal to 45 percent of annual base salary. The bonus is to be earned upon Mr. Connaghan's achievement of all planned objectives agreed upon by him and the Board of Directors. Pursuant to the letter agreement, Mr. Connaghan was granted an option to purchase 300,000 shares of Common Stock at an exercise price of $1.00 per share, which was the closing price of the Common Stock on the Nasdaq National Market on the date of grant, October 6, 1994. The option became exercisable to the extent of 25 percent of the shares covered thereby after six months from the date of grant and to the extent of an additional 25 percent thereof after 18 months from the date of grant and will become exercisable to the extent of an additional 25 percent of the shares covered thereby after 30 months from the date of grant and 42 months from the date of grant. Pursuant to the letter agreement, Mr. Connaghan would have received up to 12 months of salary continuance if his employment had been terminated by the Company without cause prior to December 31, 1995.

                                                 Gustavus J. Esselen entered
into an employment agreement with a subsidiary of the Company in conjunction with the Company's acquisition of McCracken Computer, Inc. in January 1991. The agreement provided that Mr. Esselen would serve in a senior executive capacity for a term ending July 31, 1993, subject to renewal. Mr. Esselen's annual salary was established at a minimum of $155,000, plus cost-of-living increases. Upon termination of his employment without cause (which included resignation by reason of reduction of responsibilities, hindrance in performance of duties, or breach by the Company), Mr. Esselen would have been entitled to continuation of his salary for a maximum of nine months. Mr. Esselen resigned from his employment with the Company effective October 27, 1995.

             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee are Messrs. Almog and Gerdes. None of the executive officers of the Company serves on the board of directors of another company in any instance where an executive officer of the other company serves on the Board of Directors.

         COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS

         The Compensation Committee of the Board of Directors (the "Committee") is pleased to present its report on executive compensation. The Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of officers and other key employees of the Company and grants options to purchase Common Stock. This report documents the components of the Company's executive officer compensation programs and describes the bases upon which compensation is determined by the Committee with respect to the executive officers of the Company, including the Named Officers.

         This report shall not be deemed filed, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing, under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference.

         COMPENSATION PHILOSOPHY. The compensation philosophy of the Company is to endeavor to directly link executive compensation to continuous improvements in corporate performance and increases in stockholder value. The Committee has adopted the following objectives as guidelines for compensation decisions.

         - Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

         - Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities or new positions within the Company.

         - Take into account historical levels of executive compensation and the overall competitiveness of the market for high quality executive talent.

         - Implement a balance between short and long-term compensation to complement the Company's annual and long-term business objectives and strategies and encourage executive performance in furtherance of the fulfillment of those objectives.

         - Provide variable compensation opportunities based on the performance of the Company, encourage stock ownership by executives and align executive remuneration with the interests of stockholders.

         COMPENSATION PROGRAM COMPONENTS. The Committee regularly reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers are further explained below.

         BASE SALARY. The Company's base pay levels are largely determined by evaluating the responsibilities of the position held and the experience of the individual and by comparing the salary scale with companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons and approved by the Committee as reasonable and necessary.

         ANNUAL INCENTIVES.   The Company has historically awarded cash bonuses
    to certain salaried employees (including the Named Officers) of the
    Company.   Bonuses are based on various factors, including prior year profitability, management development and the procurement and assimilation of acquisitions. The Company did not award bonuses to any Named Officers for the fiscal years ended March 31, 1995 or 1996.

         STOCK OPTION PROGRAM. The Committee strongly believes that by providing those persons who have substantial responsibility over the management and growth of the Company with an opportunity to increase their ownership of the Company's stock, the interests of stockholders and executives will be closely aligned. Therefore, the Company's officers (including the Named Officers) and other key employees are eligible to receive either incentive stock options or nonqualified stock options as the Committee may determine from time to time, giving them the right to purchase shares of Common Stock at an exercise price equal to 100 percent of the fair market value of the Common Stock at the date of grant. The number of stock options granted to executive officers is based on competitive practices.

         PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATION. The compensation of the President and Chief Executive Officer since he joined the Company in July 1994 has been chiefly determined under his employment contract described above under "Employment Agreements with Named Officers." His cash bonus, if any, is determined by the Committee. The factors that currently predominate in the evaluation of the President and Chief Executive Officer are his performance in relation to (i) strengthening the Company's management team, (ii) upgrading the Company's products and broadening its product lines, and (iii) installing the disciplines necessary to achieve consistent profitability.

         SUMMARY. After its review of all existing programs, the Committee continues to believe that the total compensation program for executives of the Company is focused on enhancing corporate performance and increasing value for stockholders. The Committee believes that the compensation of executive officers is properly tied to stock appreciation through awards to be granted under the 1996 Plan, subject to stockholder approval of the adoption of the 1996 Plan, and that executive compensation levels at the Company are competitive with the compensation programs provided by other corporations with which the Company competes. The foregoing report has been approved by all members of the Committee.

                                  Respectfully submitted,


                                  Yuval Almog
                                  Larry G. Gerdes



PERFORMANCE GRAPH

         Rules promulgated by the Securities and Exchange Commission (the
"SEC") under the Exchange Act require that the Company include in this proxy statement a line-graph presentation comparing cumulative shareholder returns for the last five fiscal years with the Nasdaq SmallCap Market stock index and either a nationally recognized industry index or an index of peer group companies selected by the Company. The Company chose the Nasdaq Computer & Data Processing Index for purposes of this comparison. The following graph assumes the investment of $100 on March 31, 1991, and the reinvestment of dividends (rounded to the nearest dollar).


                              NASDAQ COMPUTER      DELPHI INFORMATION
                NASDAQ US   AND DATA PROCESSING       SYSTEMS, INC.
               MKT. INDEX     SERVICES INDEX          COMMON STOCK
              -----------   ---------------------  -------------------

3/29/96       238.8330352    322.776438365151       21.4285714285714
3/31/95       175.9246668    227.883290690809       15.1785714285714
3/31/94       158.1482239    169.050957816703                     50
3/31/93       146.5142223    165.104884209145       89.2857142857143
3/31/92       127.4531808    147.708374335761                    100
3/31/91               100                 100                    100


                          CERTAIN INTERESTS AND TRANSACTIONS

         The Company issued convertible promissory notes in the aggregate principal amount of $1,375,000 as of March 15, 1994, and issued an additional $125,000 in the first quarter of fiscal 1995. These notes were originally convertible at the option of the holder into shares of Common Stock at a per share conversion price of $2.00, subject to certain anti-dilution provisions. On April 19, 1996, these notes were converted into shares of Common Stock and, as a result of the anti-dilution provisions, redeemable warrants to purchase shares of Common Stock at an exercise price of $1.50 per share at the rate of one share of Common Stock and one warrant for each $1.00 of original principal amount. $1,000,000 of the convertible promissory notes were held by Coral Partners II, of which Mr. Almog is the managing general partner, and $115,000 were held by foundations and trusts associated with, and family members of, Mr. Lucas.

                  COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file with the SEC reports of securities ownership on Form 3 and changes in such ownership on Forms 4 and 5. Officers, directors and more-than-ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all such Section 16(a) reports that they file.

         Based solely upon a review of the copies of Forms 3, 4, and 5 furnished to the Company or written representations that no Form 5 filings were required, the Company believes that during the period from April 1, 1995, through March 31, 1996, its officers, directors and more-than-ten-percent beneficial owners filed in a timely manner all reports required to be filed pursuant to Section 16(a).

              PROPOSAL NO. 2 -- APPROVAL OF AMENDMENT TO CERTIFICATE OF
             INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

    The Board of Directors by unanimous vote adopted resolutions approving and recommending that the stockholders adopt an amendment to Article IV of the Company's Certificate of Incorporation (the "Certificate") to increase its authorized Common Stock from 50,000,000 to 75,000,000 shares. The rights and limitations of the Common Stock would remain unchanged under the amendment. The Common Stock does not have preemptive rights.

    The proposed increase in the authorized Common Stock has been recommended by the Board of Directors to assure that an adequate supply of authorized but unissued shares is available to satisfy obligations discussed below as well as to provide the Company with additional Common Stock for (i) raising additional capital to finance the operations of the company, (ii) facilitating the acquisition of other businesses, (iii) general corporate needs, such as future stock dividends or stock splits, and (iv) providing for future equity-based compensation for the Company's employees. There currently are no plans or arrangements relating to the issuance of any of the additional shares of Common Stock proposed to be authorized other than pursuant to the obligations discussed below.

    All of the additional shares of authorized Common Stock would be available for issuance without further action by the stockholders, unless required by the Certificate, the Company's bylaws or applicable law. Although the Board of Directors has no present intention of doing so, authorized but unissued shares of Common Stock (or shares of Common Stock held as treasury shares) could be issued, subject to applicable law and regulatory requirements, in one of more transactions that would make a takeover of the Company more difficult. Issuances of Common Stock by their very nature dilute the voting power of already outstanding stock and can, depending upon their issuance price, dilute the economic value of outstanding stock as well.

    The increase in authorized shares of Common Stock has not been proposed for an antitakover-related purpose, and the Board of Directors and management have no knowledge of any current efforts to obtain control of the Company. Moreover, the Board of Directors believes that the effect of available authorized shares as an antitakeover device is limited by the Board's duties with respect to the terms on which shares would be issued in connection with an anticipated or proposed takeover transaction.

    At August 9, 1996, the Company had _________ shares of Common Stock issued and outstanding. Thus, as of that date, the Company had _______ shares of authorized Common Stock that were not issued. The Company also had outstanding at that date securities exercisable for or convertible into _______ shares of Common Stock as follows:


                       Date(s)  Conversion/Exercise   No. of Shares     Use of
Security               Issued           Price            Issuable      Proceeds
- --------              -------   -------------------   -------------    --------
Warrants           June 1988            7.50               250,000       N/A
                   May 1992             3.25                75,000       N/A
                   April/May 1996       1.50            12,200,000       N/A
                   April/May 1996       1.00             1,000,000       N/A
Stock Options      Various              1.00*           __________       N/A

Series D           May 1994             1.00**              49,990    Exchanged
Preferred Stock                                                           for
                                                                       Series A

_____________________

*   Approximate weighted average exercise price.

** These securities provide for a reduction in the conversion/exercise price in the event of certain dilutive events, including an issuance of common stock at a price below the conversion price.


    On August 9, 1996, the closing price of the Company's Common Stock on the Nasdaq SmallCap Market was $______ per share. The holders of each of the securities listed above typically have registration rights. In general, these rights entitle the holders to require the Company to file one or more registration statements (or to participate when registration statements are filed by others) to facilitate the sale of the Common Stock issued upon conversion of exercise. Although the terms vary significantly, generally the Company is obligated to pay the expenses attendant to the registration process (but not any underwriting discounts or similar items).

    If the amendment to the Certificate is adopted, the first paragraph of
Article IV of the Certificate will be amended to read as follows:

    The Corporation is authorized to issue two classes of stock designated "Preferred Stock" and "Common Stock," respectively. The total number of shares of Preferred Stock authorized to be issued is two million (2,000,000) and each such share shall have a par value of ten cents ($.10). The total number of shares of

    Common Stock authorized to be issued is seventy-five million (75,000,000) and each such share shall have a par value of ten cents ($.10).

    The affirmative vote of a majority of all issued and outstanding shares of Common Stock voting as a class[, AND THE AFFIRMATIVE VOTE OF A MAJORITY OF ALL ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AND SERIES D PREFERRED STOCK VOTING TOGETHER,] will be required for adoption of the proposed amendment. ALL OF THE COMPANY'S DIRECTORS HAVE EXPRESSED THEIR INTENT TO VOTE FOR THE PROPOSAL.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE PROPOSED INCREASE IN THE AUTHORIZED CAPITAL STOCK. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR SUCH PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

         PROPOSAL NO. 3 -- APPROVAL OF ADOPTION OF 1996 STOCK INCENTIVE PLAN

    The Board of Directors has adopted, subject to approval by the stockholders, the 1996 Plan to replace both the Directors' Plan and the 1983 Stock Incentive Plan (the "1983 Plan"). Pursuant to the 1996 Plan, directors, officers (including officers who are also directors) and other key employees of and consultants to the Company and its subsidiaries would be eligible to receive discretionary grants from time to time of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares and Performance Units, all of which are described below. The purpose of the 1996 Plan is to enable the Company to attract and retain highly qualified directors, officers and other key employees and consultants by rewarding such persons for superior performance and to more closely align the interests of such persons with those of stockholders by providing such persons with the opportunity to increase their equity interest in the Company on advantageous terms.

DESCRIPTION OF 1996 PLAN

    The following description of the 1996 Plan is qualified in its entirety by reference to the 1996 Plan which is attached hereto as Exhibit A.

    SHARES AND PERFORMANCE UNITS AVAILABLE UNDER THE 1996 PLAN. Subject to adjustment as provided in the 1996 Plan, the aggregate number of shares of Common Stock that may be covered by outstanding awards, except Replacement Option Rights (as defined below), granted under the 1996 Plan and issued or transferred upon the exercise or payment thereof shall not exceed 6,000,000, which may be shares of original issuance or treasury shares or a combination thereof. The aggregate number of Performance Units granted under the 1996 Plan shall not in the aggregate exceed _______. The aggregate number of shares of Common Stock that may be covered by Replacement Option Rights granted under the 1996 Plan during any calendar year shall not exceed ______ percent of the shares of Common Stock outstanding on January 1 of that year, subject to adjustment as provided in the 1996 Plan.

    ELIGIBILITY. Directors, officers (including officers who are also directors) and other key employees of and consultants to the Company and its subsidiaries may be selected by the Board of Directors to receive benefits under the 1996 Plan. At July 31, 1996, there were three nonemployee directors, three officers (including officers who are also directors) and approximately __ other key employees, and no consultants eligible to participate in the 1996 Plan.

    OPTION RIGHTS. Option Rights entitle the optionee to purchase shares of Common Stock at a price equal to or greater than market value on the date of grant, except that the option price of a Replacement Option Right may be less than the market value on the date of grant. Replacement Option Rights are otherwise subject to the same terms, conditions and discretion as other Option Rights under the 1996 Plan. A Replacement Option Right is an Option Right that is granted in exchange for the surrender and cancellation of an option to purchase shares of another corporation that has been acquired by the Company or one of its subsidiaries.

    The option price is payable at the time of exercise (i) in cash, (ii) by the transfer to the Company of nonforfeitable, nonrestricted shares of Common Stock that are already owned by the optionee and have a value at the time of exercise equal to the option price, (iii) with any other legal consideration that the Board of Directors may deem appropriate or (iv) by any combination of the foregoing methods of payment. Any grant of Option Rights may provide for deferred payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates.

    Option Rights granted under the 1996 Plan may be Option Rights that are intended to quality as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Option Rights that are not intended to so qualify. At or after the date of grant of any nonqualified Option Rights, the Board of Directors may provide for the payment of dividend equivalents to the optionee on a current, deferred or contingent basis or may provide that dividend equivalents be credited against the option price.

    No Option Right may be exercised more than 10 years from the date of grant. Each grant may specify a period of continuous employment or other service with the Company or any subsidiary that is necessary before the Option Rights will become exercisable and may provide for the earlier exercise of the Option Rights in the event of a change in control of the Company or other similar transaction or event. Successive grants may be made to the same optionee regardless of whether Option Rights previously granted to him or her remain unexercised.

    APPRECIATION RIGHTS. Appreciation Rights granted under the 1996 Plan may be either free-standing Appreciation Rights or Appreciation Rights that are granted in tandem with Option Rights. An Appreciation Right represents the right to receive from the Company the difference (the "Spread"), or a percentage thereof not in excess of 100 percent, between the base price per share of Common Stock in the case of a free-standing Appreciation Right, or the option price of the related Option Right in the case of a tandem Appreciation Right, and the market value of the Common Stock on the date of exercise of the Appreciation Right. Tandem Appreciation Rights may only be exercised at a time when the related Option Right is exercisable and the Spread is positive, and the exercise of a tandem Appreciation Right requires the surrender of the related Option Right for cancellation. A free-standing Appreciation Right must have a base price that is at least equal to the fair market value of a share of Common Stock on the date of grant, must specify the period of continuous employment or other service that is necessary before the Appreciation Right becomes exercisable (except that it may provide for its earlier exercise in the event of a change in control of the Company or other similar transaction or event) and may not be exercised more than 10 years from the date of grant. Any grant of Appreciation Rights may specify that the amount payable by the Company upon exercise may be paid in cash, shares of Common Stock or a combination thereof and may either grant to the recipient or retain in the Board of Directors the right to elect among those alternatives. The Board of Directors may provide with respect to any grant of Appreciation Rights for the payment of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

    RESTRICTED SHARES. A grant of Restricted Shares involves the immediate transfer by the Company to the recipient of ownership of a specific number of shares of Common Stock in consideration of the performance of services. The recipient is entitled immediately to voting, dividend and other ownership rights in the shares. The transfer may be made without additional consideration or for consideration in an amount that is less than the market value of the shares on the date of grant, as the Board of Directors may determine. The Board of Directors may condition a grant of Restricted Shares on the achievement of specified performance objectives ("Management Objectives"), as more fully described below under "Performance Shares and Performance Units," in addition to a specified period of employment or other service with the Company before the shares or any portion thereof will become vested and nonforfeitable.

    Restricted Shares must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Board of Directors. An example would be a provision that the Restricted Shares would be forfeited if the recipient ceased to be employed by the Company or one of its subsidiaries during a specified period of years. In order to enforce the forfeiture provisions, the transferability of Restricted Shares is prohibited or restricted in a manner and to the extent prescribed by the Board of Directors for the period during which the forfeiture provisions are to continue. The Board of Directors may provide for a shorter period during which the forfeiture provisions are to apply in the event of a change in control of the Company or other similar transaction or event.

    DEFERRED SHARES. A grant of Deferred Shares constitutes an agreement by the Company to deliver shares of Common Stock to the recipient in the future in consideration of the performance of services, subject to the fulfillment of such conditions during such period of time (the "Deferral Period") as the Board of Directors may specify. During the Deferral Period, the recipient has no right to transfer any rights under his or her grant of Deferred Shares and no right to vote the shares of Common Stock covered thereby. On or after the date of any grant of Deferred Shares, the Board of Directors may authorize the payment of dividend equivalents thereon on a current, deferred or contingent basis in either cash or additional shares of Common Stock. Grants of Deferred Shares may be made without additional consideration or for consideration in an amount that is less than the market value of the shares on the date of grant. Deferred Shares must be subject to a Deferral Period, as determined by the Board of Directors on the date of grant, except that the Board of Directors may provide for a shorter Deferral Period in the event of a change in control of the Company or other similar transaction or event.

    PERFORMANCE SHARES AND PERFORMANCE UNITS. A Performance Share is the equivalent of one share of Common Stock, and a Performance Unit is the equivalent of $1.00. A recipient may be granted any number of Performance Shares or Performance Units. The recipient will be given one or more Management Objectives to meet within a specified period (the "Performance Period"). The Performance Period may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event. A minimum level of acceptable achievement will also be established by the Board of Directors. If by the end of the Performance

Period the recipient has achieved the specified Management Objectives, he or she will be deemed to have fully earned the Performance Shares or Performance Units. If the recipient has not achieved the Management Objectives but has attained or exceeded the predetermined minimum level of acceptable achievement, he or she will be deemed to have partly earned the Performance Shares or Performance Units in accordance with a predetermined formula. To the extent earned, the Performance Shares or Performance Units will be paid to the recipient at the time and in the manner determined by the Board of Directors in cash, shares of Common Stock or any combination thereof.

    Management Objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the division, subsidiary, department or function within the Company or a subsidiary in which the recipient is employed or with respect to which the recipient provides other services. The Board of Directors may adjust any Management Objectives and the related minimum level of acceptable achievement if, in its judgment, transactions or events have occurred after the date of grant that are unrelated to the recipient's performance and result in distortion of the Management Objectives or the related minimum level of acceptable achievement.


    TRANSFERABILITY. Awards granted under the 1996 Plan are transferable only if and to the extent so provided in the related grant. Where transfers are permitted, the transferee may or may not have the same rights as the original recipient, depending upon tax and securities laws and regulations and other factors. These factors will be the responsibility of the transferor and transferee.

    ADJUSTMENTS. The maximum number of shares that may be issued or transferred under the 1996 Plan, the number of shares covered by outstanding Option Rights or Appreciation Rights and the option prices or base prices per share applicable thereto, and the number of shares covered by outstanding grants of Deferred Shares and Performance Shares, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spinoffs, reorganizations, liquidations, issuances of rights or warrants, and similar transactions or events. In the event of any such transaction or event, the Board of Directors may in its discretion provide in substitution for any or all outstanding awards under the 1996 Plan such alternative consideration as it may in good faith determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Board of Directors may also make or provide for such adjustments in the aggregate number of shares and the aggregate number of Performance Units covered by the 1996 Plan as the Board of Directors may determine to be appropriate in order to reflect any transaction or event described in the preceding sentence.

    ADMINISTRATION AND AMENDMENTS. The 1996 Plan is to be administered by the Board of Directors or a committee of two or more nonemployee directors to which the Board of Directors may delegate its authority to administer the 1996 Plan. In connection with its administration of the 1996 Plan, the Board of Directors is authorized to interpret the 1996 Plan and related agreements and other documents. The Board of Directors may make grants to participants under any or a combination of all of the various categories of awards that are authorized under the 1996 Plan and may provide for such special terms for awards to participants who either are foreign nationals or are employed by or provide other services to the Company or any of its subsidiaries outside of the United States of America as the Board of Directors may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Board of Directors may with the concurrence of the affected participant cancel any agreement evidencing an award granted under the 1996 Plan. In the event of any such cancellation, the Board of Directors may authorize the granting of a new award under the 1996 Plan (which may or may not cover the same number of shares that had been the subject of the prior award) in such manner, at such price and subject to such other terms, conditions and discretion as would have been applicable under the 1996 Plan had the cancelled award not been granted. The Board of Directors may also grant any award or combination of awards authorized under the 1996 Plan (including but not limited to Replacement Option Rights) in exchange for the cancellation of an award that was not granted under the 1996 Plan (including but not limited to an award that was granted by the Company or one of its subsidiaries, or by another corporation that is acquired by the Company or a one of its subsidiaries by merger or otherwise, prior to the adoption of the 1996 Plan), and any such award or combination of awards so granted under the 1996 Plan may or may not cover the same number of shares of Common Stock as had been covered by the cancelled award and will be subject to such other terms, conditions and discretion as would have been permitted under the 1996 Plan had the cancelled award not been granted.

    The 1996 Plan may be amended from time to time by the Board of Directors, but without further approval by the stockholders of the Company no such amendment may increase the aggregate number of shares of Common Stock that may be issued or transferred and covered by outstanding awards, or increase the aggregate number of Performance Units that may be granted, thereunder.

1996 PLAN BENEFITS

    Set forth in the table below are the numbers of nonqualified Option Rights that were granted under the Directors' Plan and the 1983 Plan during fiscal 1996 to each of the nominees for director (except Mr. Baumel, who was not a director of the Company during fiscal 1996, and Mr. Lucas, who is not standing for reelection as a director), each of the Named Officers (except Messrs. Esselen and Sprieser who are no longer employed by the Company) and certain groups. Nonqualified Option Rights were the only type of awards granted under the Directors' Plan and the 1983 Plan during fiscal 1996.

                                                 OPTION RIGHTS

Yuval Almog                                              5,000
 Chairman of the Board of Directors

M. Denis Connaghan                                          --
 President and Chief Executive Officer
 and Director

Larry G. Gerdes                                          5,000
 Director

All Current Executive Officers                              --
 as a Group

All Current Directors Who Are Not                       15,000
 Executive Officers as a Group

All Current Employees (Including All                   140,000
 Current Officers Who Are Not
 Executive Officers) as a Group


    The types of awards and amounts thereof that may be granted under the 1996 Plan to the above-named individuals and groups in the future are not determinable at this time.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 1996 Plan based on federal income tax laws in effect on January 1, 1996. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

    TAX CONSEQUENCES TO PARTICIPANTS

    NONQUALIFIED OPTION RIGHTS. In general: (i) no income will be recognized by an optionee at the time a nonqualified Option Right is granted; (ii) at the time of exercise of a nonqualified Option Right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonqualified Option Right, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

    INCENTIVE STOCK OPTIONS. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. If shares of Common Stock are issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss.

    If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

    APPRECIATION RIGHTS. No income will be recognized by a participant in connection with the grant of an Appreciation Right. When the Appreciation Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of any cash, and the fair market value of any nonrestricted shares of Common Stock, received pursuant to the exercise.

    RESTRICTED SHARES. A recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares reduced by any amount paid by the recipient at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any nonrestricted dividends received with respect to shares that are subject to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

    DEFERRED SHARES. No income generally will be recognized upon the grant of Deferred Shares. The recipient of a grant of Deferred Shares generally will be subject to tax at ordinary income rates on the fair market value of nonrestricted shares of Common Stock on the date that the shares are actually transferred to him or her, reduced by any amount paid by him or her, and the capital gain or loss holding period for the shares will also commence on that date.

    PERFORMANCE SHARES AND PERFORMANCE UNITS. No income generally will be recognized upon the grant of Performance Shares or Performance Units. Upon payment in respect of the earn-out of Performance Shares or Performance Units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Common Stock received.

    SPECIAL RULES APPLICABLE TO OFFICERS AND DIRECTORS. In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer or director to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

    TAX CONSEQUENCES TO THE COMPANY OR A SUBSIDIARY

    To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income (i) meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Code Section 280G and (ii) is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

    The provisions of Section 162(m) of the Code generally disallow a tax deduction to a publicly-held company for compensation in excess of $1,000,000 paid to its chief executive officer or any of its other four most highly compensated executive officers in any fiscal year, unless the plan and awards pursuant to which any portion of the compensation is paid meet certain requirements. The Board of Directors has determined that the satisfaction of such requirements may not necessarily be in the best interests of the Company and, thus, has decided not to qualify the 1996 Plan for purposes of Section 162(m) at this time.

ANTICIPATED SURRENDER OF DIRECTORS' PLAN OPTIONS

         As indicated above under "ELECTION OF DIRECTORS -- EXECUTIVE COMPENSATION -- Compensation of Directors," the [THREE] [TWO] nominees for director, Messrs. Almog [,BAUMEL] and Gerdes, who hold options granted under the Directors' Plan have agreed to surrender those options if the 1996 Plan is approved by the stockholders.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of a majority of the shares of Common Stock [AND SERIES D PREFERRED STOCK] present in person or by proxy at the Meeting is required for approval of the adoption of the 1996 Plan.

BOARD OF DIRECTORS RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF SHARES OF COMMON STOCK [ AND SERIES D PREFERRED STOCK] VOTE FOR APPROVAL OF THE ADOPTION OF THE 1996 PLAN. All shares of Common Stock represented by properly executed proxies received prior to or at the Meeting and not revoked will be voted FOR this proposal, unless a vote against or an abstention with respect to this proposal is specifically indicated.

                                    OTHER BUSINESS

         At the date of this proxy statement, the Company has no knowledge of any business other than that described above that will be presented at the Meeting. If any other business should come before the Meeting, the proxies will be voted in the discretion of the proxyholders.

                                STOCKHOLDER PROPOSALS

         Any stockholder proposal intended to be presented at the Company's next annual meeting of stockholders must be received by the Company at its principal executive offices on or before April 15, 1997, to be included in the Company's proxy statement and form of proxy relating to that meeting.

                                  By Order of the Board of Directors,

                                  James A. Harsch
                                  Secretary
August 12, 1996

                                                                     EXHIBIT A

















                           DELPHI INFORMATION SYSTEMS, INC.

                              1996 STOCK INCENTIVE PLAN

                           DELPHI INFORMATION SYSTEMS, INC.

                              1996 STOCK INCENTIVE PLAN

                                  TABLE OF CONTENTS

                                                                            Page

1.  Purpose.................................................................  1

2.  Definitions.............................................................  1

3.  Shares and Performance Units Available under the Plan...................  3

4.  Option Rights...........................................................  4

5.  Appreciation Rights.....................................................  5

6.  Restricted Shares.......................................................  7

7.  Deferred Shares.........................................................  8

8.  Performance Shares and Performance Units................................  8

9.  Transferability......................................................... 10

10. Adjustments............................................................. 10

11. Fractional Shares....................................................... 10

12. Withholding Taxes....................................................... 11

13. Participation by Directors, Officers and Other Key
    Employees of or Consultants to a Less-Than-80-Percent
    Subsidiary.............................................................. 11

14. Certain Terminations of Employment, Hardship and
    Approved Leaves of Absence.............................................. 11

15. Foreign Participants.................................................... 11

16. Administration of the Plan.............................................. 12

17. Amendments and Other Matters............................................ 12

                           DELPHI INFORMATION SYSTEMS, INC.

                              1996 STOCK INCENTIVE PLAN



         1. PURPOSE. The purpose of this Plan is to attract and retain directors, officers and other key employees of and consultants to Delphi Information Systems, Inc. (the "Corporation") and its Subsidiaries and to provide such persons with incentives and rewards for superior performance.

         2.   DEFINITIONS. (a)  As used in this Plan:

         "APPRECIATION RIGHT" means a right granted pursuant to Section 5 of this Plan, including a Free-Standing Appreciation Right and a Tandem Appreciation Right.

         "BASE PRICE" means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right.

         "BOARD" means the Board of Directors of the Corporation.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COMMITTEE" means a committee of not less than two "Non-Employee Directors" (as defined in Rule 16b-3(b)(3)(i) under Section 16(b) of the Exchange Act) appointed by and serving at the pleasure of the Board.

         "COMMON SHARES" means (i) shares of the Common Stock, par value $.10 per share, of the Corporation and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in
Section 10 of this Plan.

         "DATE OF GRANT" means the date specified by the Board on which a grant of Option Rights, Appreciation Rights or Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective, which shall not be earlier than the date on which the Board takes action with respect thereto.

         "DEFERRAL PERIOD" means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

         "DEFERRED SHARES" means an award pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

         "FREE-STANDING APPRECIATION RIGHT" means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right or similar right.

         "INCENTIVE STOCK OPTION" means an Option Right that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision thereto.

         "LESS-THAN-80-PERCENT SUBSIDIARY" means a Subsidiary with respect to which the Corporation directly or indirectly owns or controls less than 80 percent of the total combined voting or other decision-making power.

         "MANAGEMENT OBJECTIVES" means the achievement or performance objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Restricted Shares.

         "MARKET VALUE PER SHARE" means the fair market value of the Common Shares as determined by the Board from time to time.

         "NONQUALIFIED OPTION" means an Option Right that is not intended to qualify as a Tax-Qualified Option.

         "OPTIONEE" means the person so designated in an agreement evidencing an outstanding Option Right.

         "OPTION PRICE" means the purchase price payable upon the exercise of an Option Right.

         "OPTION RIGHT" means the right to purchase Common Shares from the Corporation upon the exercise of a Nonqualified Option or a Tax-Qualified Option granted pursuant to Section 4, or a Replacement Option Right granted pursuant to
Section 17(c), of this Plan.

         "PARTICIPANT" means a person who is selected by the Board to receive benefits under this Plan and (i) is at that time a director or an officer (including officers who are also directors) or other key employee of or a consultant to the Corporation or any Subsidiary or (ii) has agreed to commence serving in any such capacity.

         "PERFORMANCE PERIOD" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating thereto are to be achieved.

         "PERFORMANCE SHARE" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

         "PERFORMANCE UNIT" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of this Plan.

         "REPLACEMENT OPTION RIGHT" means an Option Right granted pursuant to
Section 17(c) of this Plan in exchange for the surrender and cancellation of an option to purchase shares of another corporation that is acquired by the Corporation or a Subsidiary by merger or otherwise.

         "RESTRICTED SHARES" means Common Shares granted or sold pursuant to
Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 6 hereof has expired.

         "SPREAD" means, in the case of a Free-Standing Appreciation Right, the amount by which the Market Value per Share on the date when the Appreciation Right is exercised exceeds the Base Price specified therein or, in the case of a Tandem Appreciation Right, the amount by which the Market Value per Share on the date when the Appreciation Right is exercised exceeds the Option Price specified in the related Option Right.

         "SUBSIDIARY" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest; PROVIDED, HOWEVER, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Corporation owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of the grant.

         "TANDEM APPRECIATION RIGHT" means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right or any similar right granted under any other plan of the Corporation.

         "TAX-QUALIFIED OPTION" means an Option Right that is intended to qualify under particular provisions of the Code, including but not limited to an Incentive Stock Option.

         (b) As used in this Plan, the terms "employed" and "employment" shall be deemed to refer to service as a nonemployee director or as a consultant, as well as to a traditional employment relationship, as the case may be.

         3.   SHARES AND PERFORMANCE UNITS AVAILABLE UNDER THE PLAN.
    (a)(i) Subject to adjustment as provided in Section 10 of this Plan, the aggregate number of Common Shares covered by outstanding awards, except Replacement Option Rights, granted under this Plan and issued or transferred upon the exercise or payment thereof shall not exceed 6,000,000 Common Shares, which may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof.

         (ii) Subject to adjustment as provided in Section 10 of this Plan, the aggregate number of Common Shares covered by Replacement Option Rights granted under this Plan during any calendar year shall not exceed percent of the Common Shares outstanding on January 1 of that year.

        (iii) For the purposes of this Section 3(a):

            - Upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award shall again be available for issuance or transfer hereunder.

            - Common Shares covered by any award granted under this Plan shall be deemed to have been issued or transferred, and shall cease to be available for future issuance or transfer in respect of any other award granted hereunder, at the earlier of the time when they are actually issued or transferred or the time when dividends or dividend equivalents are paid thereon; PROVIDED, HOWEVER, that Restricted Shares shall be deemed to have been issued or transferred at the earlier of the time when they cease to be subject to a substantial risk of forfeiture or the time when dividends are paid thereon.

         (b)  The aggregate number of Performance Units that may be granted
under this Plan shall not exceed       .  Performance Units that are granted
under this Plan, but are not earned by the Participant at the end of the Performance Period, shall be available for future grants of Performance Units hereunder.

         4. OPTION RIGHTS. The Board may from time to time authorize grants to Participants of Option Rights upon such terms and conditions as the Board may determine in accordance with the following provisions:

         (a) Each grant shall specify the number of Common Shares to which it pertains.

         (b) Each grant shall specify an Option Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant; PROVIDED, HOWEVER, that the Option Price per Common Share of a Replacement Option Right may be less than the Market Value per Share on the Date of Grant.

         (c) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation, (ii) nonforfeitable, unrestricted Common Shares that are already owned by the optionee and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Board may deem appropriate, including but not limited to any form of consideration authorized under Section 4(d) below, on such basis as the Board may determine in accordance with this Plan and (iv) any combination of the foregoing.

         (d) On or after the Date of Grant of any Nonqualified Option, the Board may determine that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Board on or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received by the Optionee upon the exercise of the Nonqualified Option shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the optionee; PROVIDED, HOWEVER, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Common Shares received by the optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.

         (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on the date of exercise of some or all of the Common Shares to which the exercise relates.

         (f) Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to the Participant remain unexercised.

         (g) Each grant may specify a period or periods of continuous employment of the Optionee by the Corporation or any Subsidiary that are necessary before the Option Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of the Option Rights in the event of a change in control of the Corporation or other similar transaction or event.

         (h) Option Rights granted pursuant to this Section 4 may be Nonqualified Options or Tax-Qualified Options or combinations thereof.

         (i) On or after the Date of Grant of any Nonqualified Option, the Board may provide for the payment to the Optionee of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis, or the Board may provide that any dividend equivalents shall be credited against the Option Price.

         (j) No Option Right granted pursuant to this Section 4 may be exercised more than 10 years from the Date of Grant.

         (k) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Board may determine consistent with this Plan.

         5. APPRECIATION RIGHTS. The Board may also authorize grants to Participants of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Corporation an amount, which shall be determined by the Board and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of an Appreciation Right. Any grant of Appreciation Rights under this Plan shall be upon such terms and conditions as the Board may determine in accordance with the following provisions:

         (a) Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Corporation in cash, Common Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Board the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Corporation to issue Common Shares or other equity securities in lieu of cash.

         (b) Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Board on the Date of Grant.

         (c) Any grant may specify (i) a waiting period or periods before Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Appreciation Rights shall be exercisable.

         (d) Any grant may specify that an Appreciation Right may be exercised only in the event of a change in control of the Corporation or other similar transaction or event.

         (e) On or after the Date of Grant of any Appreciation Rights, the Board may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

         (f) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Optionee and shall describe the subject Appreciation Rights, identify any related Option Rights, state that the Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Board may determine consistent with this Plan.

         (g) Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Corporation) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation.

         (h)  Regarding Free-Standing Appreciation Rights only:

              (i) Each grant shall specify in respect of each Free-Standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant;

             (ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised;

            (iii) Each grant shall specify the period or periods of continuous employment of the Participant by the Corporation or any Subsidiary that are necessary before the Free-Standing Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of the Free-Standing Appreciation Rights in the event of a change in control of the Corporation or other similar transaction or event; and

             (iv) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

         6. RESTRICTED SHARES. The Board may also authorize grants or sales to Participants of Restricted Shares upon such terms and conditions as the Board may determine in accordance with the following provisions:

         (a) Each grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling the Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

         (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

         (c) Each grant or sale shall provide that the Restricted Shares covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Board on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Corporation or other similar transaction or event.

         (d) Each grant or sale shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board on the Date of Grant. Such restrictions may include, but are not limited to, rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

         (e) Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Board may determine.

         (f) Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Board may determine consistent with this Plan. Unless otherwise directed by the Board, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to the Restricted Shares, shall be held in custody by the Corporation until all restrictions thereon lapse.

         7. DEFERRED SHARES. The Board may also authorize grants or sales to Participants of Deferred Shares upon such terms and conditions as the Board may determine in accordance with the following provisions:

         (a) Each grant or sale shall constitute the agreement by the Corporation to issue or transfer Common Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Board may specify.

         (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

         (c) Each grant or sale shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Board on the Date of Grant, and any grant or sale may provide for the earlier termination of the Deferral Period in the event of a change in control of the Corporation or other similar transaction or event.

         (d) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote the Deferred Shares, but the Board may on or after the Date of Grant authorize the payment of dividend equivalents on the Deferred Shares in cash or additional Common Shares on a current, deferred or contingent basis.

         (e) Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Board may determine consistent with this Plan.

         8. PERFORMANCE SHARES AND PERFORMANCE UNITS. The Board may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Management Objectives, upon such terms and conditions as the Board may determine in accordance with the following provisions:

         (a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

         (b) The Performance Period with respect to each Performance Share or Performance Unit shall be determined by the Board on the Date of Grant and may be subject to earlier termination in the event of a change in control of the Corporation or other similar transaction or event.

         (c) Each grant shall specify the Management Objectives that are to be achieved by the Participant, which may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Corporation or Subsidiary in which the Participant is employed.

         (d) Each grant shall specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives.

         (e) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, Common Shares or any combination thereof and may either grant to the Participant or reserve to the Board the right to elect among those alternatives.

         (f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of Common Shares issuable, with respect thereto may not exceed maximums specified by the Board on the Date of Grant.

         (g) On or after the Date of Grant of Performance Shares, the Board may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Common Shares on a current, deferred or contingent basis.

         (h) The Board may adjust Management Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Board, events or transactions have occurred after the Date of Grant that are unrelated to the performance of the Participant and result in distortion of the Management Objectives or the related minimum acceptable level of achievement.

         (i) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Board may determine consistent with this Plan.

         9. TRANSFERABILITY. (a) Any grant of an Option Right or other "derivative security" (as defined in Rule 16a-1(c) under Section 16(a) of the Exchange Act) under this Plan may permit the transfer thereof by the Participant upon such terms and conditions as the Board shall specify.

         (b) Any grant made under this Plan may provide that all or any part of the Common Shares that are to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights or upon the termination of the Deferral Period applicable to Deferred Shares or in payment of Performance Shares or Performance Units, or are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in
Section 6 of this Plan, shall be subject to further restrictions upon transfer.

         10. ADJUSTMENTS. The Board may make or provide for such adjustments in the number of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares granted hereunder, the Option Prices per Common Share or Base Prices per Common Share applicable to any such Option Rights and Appreciation Rights, and the kind of shares (including shares of another issuer) covered thereby, as the Board may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation or (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Board may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Board may provide that the holder will automatically be entitled to receive such an equivalent award. The Board may also make or provide for such adjustments in the numbers of Common Shares specified in Sections 3(a)(i) and 3(a)(ii) of this Plan as the Board may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 10.

         11. FRACTIONAL SHARES. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement thereof in cash.

         12. WITHHOLDING TAXES. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of any taxes required to be withheld. At the discretion of the Board, any such arrangements may include relinquishment of a portion of any such payment or benefit. The Corporation and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

         13.  PARTICIPATION BY DIRECTORS, OFFICERS AND OTHER KEY EMPLOYEES OF
OR CONSULTANTS TO A LESS-THAN-80-PERCENT SUBSIDIARY. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is a director or an officer or other key employee of or a consultant to a Less-Than-80-Percent Subsidiary, regardless of whether the Participant is also employed by the Corporation or another Subsidiary, the Board may require the Less-Than-80-Percent Subsidiary to agree to transfer to the Participant (as, if and when provided for under this Plan and any applicable agreement entered into between the Participant and the Less-Than-80-Percent Subsidiary pursuant to this
Plan) the Common Shares that would otherwise be delivered by the Corporation upon receipt by the Less-Than-80-Percent Subsidiary of any consideration then otherwise payable by the Participant to the Corporation. Any such award may be evidenced by an agreement between the Participant and the Less-Than-80-Percent Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Board and the Less-Than-80-Percent Subsidiary. All Common Shares so delivered by or to a Less-Than-80-Percent Subsidiary will be treated as if they had been delivered by or to the Corporation for purposes of Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to the Less-Than-80-Percent Subsidiary except with respect to the definitions of the Board and the Committee and in other cases where the context otherwise requires.

         14. CERTAIN TERMINATIONS OF EMPLOYMENT, HARDSHIP AND APPROVED LEAVES OF ABSENCE. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Corporation, termination of employment to enter public service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Common Shares that are subject to any transfer restriction pursuant to Section 9[(b)] of this Plan, the Board may take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

         15. FOREIGN PARTICIPANTS. In order to facilitate the making of any award or combination of awards under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals, or who are employed by the Corporation or any Subsidiary outside of the United States of America, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; PROVIDED, HOWEVER, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate the inconsistency without further approval by the stockholders of the Corporation.

         16. ADMINISTRATION OF THE PLAN. (a) This Plan shall be administered by the Board, which may delegate any or all of its authority hereunder to the Committee. To the extent of any such delegation, references in this Plan to the Board shall be deemed to refer to the Committee, unless the context requires otherwise. A majority of the Board shall constitute a quorum, and the acts of the members of the Board who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Board in writing, shall be the acts of the Board.

         (b) The interpretation and construction by the Board of any provision of this Plan or any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or Performance Units, and any determination by the Board pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Board shall be liable for any such action taken or determination made in good faith.

         17. AMENDMENTS AND OTHER MATTERS. (a) This Plan may be amended from time to time by the Board; PROVIDED, HOWEVER, except as expressly authorized by this Plan, no such amendment shall increase the numbers of Common Shares specified in Sections 3(a)(i) and 3(a)(ii) hereof or the number of Performance Units specified in Section 3(b) hereof without the further approval of the stockholders of the Corporation.

         (b) With the concurrence of the affected Participant, the Board may cancel any agreement evidencing Option Rights or any other award granted under this Plan. In the event of any such cancellation, the Board may authorize the granting of new Option Rights or other awards hereunder, which may or may not cover the same number of Common Shares as had been covered by the cancelled Option Rights or other award, at such Option Price, in such manner and subject to such other terms, conditions and discretion as would have been permitted under this Plan had the cancelled Option Rights or other award not been granted.

         (c) The Board may grant under this Plan any award or combination of awards authorized under this Plan, including but not limited to Replacement Option Rights, in exchange for the surrender and cancellation of an award that was not granted under this Plan, including but not limited to an award that was granted by the Corporation or a Subsidiary, or by another corporation that is acquired by the Corporation or a Subsidiary by merger or otherwise, prior to the adoption of this Plan by the Board, and any such award or combination of awards so granted under this Plan may or may not cover the same number of Common Shares as had been covered by the cancelled award and shall be subject to such other terms, conditions and discretion as would have been permitted under this Plan had the cancelled award not been granted.

         (d) This Plan shall not confer upon any Participant any right with respect to continuance of employment with the Corporation or any Subsidiary and shall not interfere in any way with any right that the Corporation or any Subsidiary would otherwise have to terminate any Participant's employment at any time.

         (e) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as a Tax-Qualified Option from so qualifying, any such provision shall be null and void with respect to any such Option Right; PROVIDED, HOWEVER, that any such provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Plan.

                                        PROXY

                         SOLICITED BY THE BOARD OF DIRECTORS

                           DELPHI INFORMATION SYSTEMS, INC.
                                 3501 ALGONQUIN ROAD
                           ROLLING MEADOWS, ILLINOIS  60008

    The undersigned hereby appoints M. Denis Connaghan and James A. Harsch, and each of them, as proxies, with power of substitution and revocation, acting by a majority of those present and voting (or if only one is present and voting, then that one) to vote the stock of Delphi Information Systems, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on September 4, 1996, and at any adjournment or postponement thereof, with all the powers that the undersigned would possess if present, with respect to the following:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING ITEMS.

1.  Election of Directors:
    Election of Yuval Almog, William R. Baumel, M. Denis Connaghan, Larry G.
    Gerdes and                        as directors until the next annual
    meeting of stockholders and until their successors are elected and qualified.

                   / /  FOR  / /  WITHHOLD AUTHORITY
                                   TO VOTE FOR ALL NOMINEES

                   / /  WITHHOLD AUTHORITY TO VOTE FOR THE FOLLOWING
              NOMINEE(S):

                        --------------------------------------------


2. Approval of amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 75,000,000.

                   / /  FOR  / /  AGAINST        / /  ABSTAIN

3.  Approval of the adoption of the Company's 1996 Stock Incentive Plan.

                   / /  FOR  / /  AGAINST        / /  ABSTAIN

4. In their discretion upon such other matters as may properly come before the meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH ITEM.

                                  Please sign exactly as names appear on this Proxy. Joint owners should each sign. Trustees, executors, etc. should indicate the capacity in which they are signing.


                                  ---------------------------------------------
                                       Signed

                                                                         , 1996
                                  --------------------------------------
                                       Dated


                                         -2-